Exhibit 10.1

SUBSCRIPTION AGREEMENT

Oncothyreon Inc.

2601 Fourth Avenue, Suite 500

Seattle, Washington 98121

Ladies and Gentlemen:

The undersigned (the “Investor”) hereby confirms and agrees with you as follows:

1.	This Subscription Agreement (this “Agreement”) is made as of the date set forth below between Oncothyreon Inc., a Delaware corporation (the “Company”) and the Investor.

2.	The Company has authorized the sale and issuance of (i) up to 5,000,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), and (ii) warrants to purchase up to 5,000,000 shares of Common Stock (the “Warrants” and together with the Shares, the “Securities”) for a purchase price of $2.00 per unit, with each unit (“Unit”) consisting of one Share and one Warrant (the “Offering”). The form of Warrant is set forth in Exhibit A hereto. The Offering and issuance of the Securities have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-3 (No. 333-178726), including all amendments thereto, the exhibits and any schedules thereto, the documents otherwise deemed to be a part thereof or included therein by the rules and regulations of the Securities and Exchange Commission (the “Commission”) and any registration statement relating to the Offering and filed pursuant to Rule 462(b) under such rules and regulations (collectively, the “Registration Statement”).

3.	As of the Closing (as defined below) and subject to the terms and conditions hereof, the Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor such number of Shares and Warrants as is set forth on the signature page hereto. Certificates representing the Shares purchased by the Investor will not be issued to the Investor; instead, such Shares will be credited to the Investor using customary procedures for book-entry transfer through the facilities of The Depository Trust Company. The Warrants will be issued by the Company, and delivered to the Investor, in physical form.

4.	The completion of the purchase and sale of the Securities shall occur on the third day following the date hereof on which The NASDAQ Global Market is open for trading, or such other time not later than 10 business days after such date as shall be agreed upon by the Company and the Investor (the “Closing”). At the Closing, (a) the Company shall cause its transfer agent to release to the Investor the number of Shares being purchased by the Investor, (b) the Company shall deliver to the Investor the Warrants being purchased by the Investor and (c) the aggregate purchase price for the Securities being purchased by the Investor will be delivered by or on behalf of the Investor to the Company. Settlement for the Shares shall occur via Deposit/Withdrawal At Custodian. The provisions set forth in Exhibit B hereto shall be incorporated herein by reference as if set forth fully herein.

5.	The Company has filed with the Commission a prospectus (the “Base Prospectus”) and will promptly file a final prospectus supplement (collectively with the Base Prospectus, the “Prospectus”) with respect to the Registration Statement in conformity with the Securities Act, including Rule 424(b) thereunder. The Company will cause to be delivered or made available a copy of the Prospectus to the Investor prior to Closing and the Investor hereby consents to the receipt of the Company’s Prospectus in portable document format, or .pdf, via e-mail.

6.	The Company hereby makes the following representations, warranties and covenants to the Investor:

(a) The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

(b) The Company shall (i) before 8:30 A.M., New York City time, on May 31, 2013, issue a press release, disclosing all material aspects of the transactions contemplated hereby, (ii) on May 31, 2013, file with the Commission a Current Report on Form 8-K, disclosing the material terms and conditions of the transactions contemplated hereby and (ii) make such other filings and notices in the manner and time required by the Commission with respect to the transactions contemplated hereby.

(c) The Company shall not sell, offer for sale or solicit offers to buy any security (as defined in Section 2 of the Securities Act) in a transaction that would be (i) integrated with the offer or sale of the Securities for purposes of the rules and regulations of The NASDAQ Global Market and (ii) would require approval of the Company’s stockholders prior to the closing of such other transaction, unless such stockholder approval is obtained before the closing of such other transaction.

(d) If the Company applies to have the Common Stock traded on any trading market other than The NASDAQ Global Market, it will then include in such application all of the Shares and Warrant Shares, and will take such other action as is reasonably necessary to cause all of the Common Stock and Warrant Shares to be listed or quoted on such other trading market as promptly as possible.

7.	The obligations of the Company and the Investor to complete the transactions contemplated by this Agreement shall be subject to the following:

(a) The Company’s obligation to issue and sell the Securities to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the Shares and Warrants being purchased hereunder as set forth on the signature page hereto and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

(b) The Investor’s obligation to purchase the Securities shall be subject to the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date.

8.	The Investor hereby makes the following representations, warranties and covenants to the Company:

(a) The Investor represents that it has received or had full access to the Base Prospectus as well as the Company’s periodic reports and other information incorporated by reference therein, prior to or in connection with its receipt of this Agreement.

(b) The Investor has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Investor and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Investor. This Agreement has been executed by the Investor and, when delivered in accordance with the terms hereof, will constitute a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms.

(c) The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

(d) The making, execution and performance of this Agreement by the Investor and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) the charter, bylaws or other organizational documents of such Investor, as applicable, or (ii) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, administrative agency, regulatory body, government or governmental agency or body, domestic or foreign, having jurisdiction over such Investor or its properties, except for any conflict, breach, violation or default which is not reasonably likely to have a material adverse effect on such Investor’s performance of its obligations hereunder or the consummation of the transactions contemplated hereby.

(e) Neither the Investor nor any Person acting on behalf of, or pursuant to any understanding with or based upon any information received from, the Investor has, directly or indirectly, engaged in (i) any Short Sales involving the Company’s securities since the date that is the tenth (10th) trading day prior to the date of this Agreement, or (ii) engaged in any transactions in the securities of the Company since May 22, 2013, which is the date that the Investor signed a non-disclosure agreement with the Company relating to the transactions contemplated hereby. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a- 1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. The Investor covenants that neither it, nor any Person acting on behalf of, or pursuant to any understanding with or based upon any information received from, the Investor will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. Notwithstanding the foregoing, in the case of an Investor and/or its affiliates that is, individually or collectively, a multi-managed investment bank or vehicle whereby separate portfolio managers manage separate portions of such Investor’s or affiliates assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s or affiliates assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio managers that have knowledge about the financing transaction contemplated by this Agreement.

(f) The Investor represents that, except as set forth below, (i) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (ii) it is not a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an Associated Person (as such term is defined under FINRA’s NASD Membership and Registration Rules Section 1011) as of the date hereof and (iii) neither it nor any group of investors (as identified in a public filing made with the Commission) of which it is a member, acquired or obtained the right to acquire 20% or more of the Common Stock (or securities convertible or exercisable for Common Stock) or voting power of the Company on a post-transaction basis.

(g) The Investor acknowledges that the Company will have the authority to issue shares of Common Stock, in excess of those being issued in connection with the Offering, and that the Company may issue additional shares of Common Stock from time to time. The issuance of additional shares of Common Stock may cause dilution of the existing shares of Common Stock and a decrease in the market price of such existing shares.

(h) If the Investor is a retirement plan or is investing on behalf of a retirement plan, the Investor acknowledges that an investment in the Securities poses additional risks, including the inability to use losses generated by an investment in the Securities to offset taxable income.

(i) The Investor acknowledges that no action had been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities, in any jurisdiction outside the United States where action for that purpose is required. Each Investor outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense.

(j) The Investor acknowledges that the Company and others will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements and agrees that if any of the representations, warranties and acknowledgements deemed to have been made by it by its purchase of the

Securities is no longer accurate, the Investor shall promptly notify the Company. If the Investor is acquiring Securities as a fiduciary or agent for one or more investor accounts, it represents that is has sole investment discretion with respect to each such account and it has full power to make the foregoing representations, warranties, acknowledgements and agreements on behalf of such account.

9.	Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Securities being purchased and the payment therefor.

10.	This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

11.	The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

12.	In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

13.	This Agreement will be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

14.	This Agreement may be executed in counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when counterparts have been signed by each party hereto and delivered to the other party.

15.	The Investor acknowledges and agrees that such Investor’s receipt of the Company’s counterpart to this Agreement shall constitute written confirmation of the Company’s agreement to sell Securities to such Investor. No federal or state agency or authority has made any finding or determination as to the accuracy or adequacy of the Registration Statement or as to the fairness of the terms of the Offering nor any recommendation or endorsement of the Securities. Any representation to the contrary is a criminal offense. In making an investment decision, Investors must rely on their own examination of the Company and the terms of the Offering, including the merits and risks involved.

INVESTOR SIGNATURE PAGE

Number of Shares:

Number of Shares underlying the Warrant:

Purchase Price Per Unit: $2.00

Aggregate Purchase Price:

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: May 30, 2013

INVESTOR
By:
Print Name:
Title:

Name in which Securities are to be registered:

Mailing Address:

Taxpayer Identification Number:

Agreed and Accepted this          day of         , 2013:

ONCOTHYREON INC.
By:
Title:

Sales of the Securities purchased hereunder were made pursuant to a registration statement or in a transaction in which a final prospectus would have been required to have been delivered in the absence of Rule 172 promulgated under the Securities Act.

EXHIBIT A

FORM OF WARRANT

FORM OF WARRANT

Oncothyreon Inc.

Warrant to Purchase Common Stock

Warrant No.:

Number of Shares of Common Stock:

Date of Issuance: June         , 2013 (“Issuance Date”)

Oncothyreon Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the six month and one day anniversary of the Issuance Date (the “Exercisability Date”), but not after 5:00 p.m., New York time, on the Expiration Date (as defined below), five million (5,000,000) fully paid and nonassessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 15 of this Warrant. This Warrant is the Warrant to purchase Common Stock (this “Warrant”) issued pursuant to that certain Subscription Agreement, dated as of May 30, 2013 (the “Subscription Date”), by and among the Company and the Holder (the “Subscription Agreement”) pursuant to the Company’s Registration Statement on Form S-3 (File number 333-178726) initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on December 23, 2011 as amended and supplemented through and including the Issuance Date (the “Registration Statement”).

1.	EXERCISE OF WARRANT.

(a)

Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the Exercisability Date, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first (1st) Trading Day following the date on which the Company has received the Exercise Notice (the “Exercise Delivery Documents”), the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd) Trading Day following the date on which the Company has received all of the Exercise Delivery Documents, but subject to the prior receipt by the Company of the Aggregate Exercise Price, if applicable (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded down to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of Warrants or Warrant Shares in a name other than that of the Holder. It is understood and agreed by the Holder that Holder shall be responsible for all other tax liabilities that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise thereof.

(b)	Exercise Price. For purposes of this Warrant, “Exercise Price” means $5.00, subject to adjustment as provided herein.

(c)	Restrictive Legend Event.

(i)	The Company shall provide to the Holder prompt written notice of any time that the Company is unable to issue the Warrant Shares via DTC transfer (or otherwise without restrictive legend), because (A) the Commission has issued a stop order with respect to the Registration Statement, (B) the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, (C) the Company has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or (D) otherwise (each a “Restrictive Legend Event”). To the extent that a Restrictive Legend Event occurs after the Holder has exercised this Warrant in accordance with Section 1(a) but prior to the delivery of the Warrant Shares, the Holder shall be entitled, but not required, to rescind the previously submitted Notice of Exercise and the Company shall return all consideration paid by Holder for such shares upon such rescission.

(ii)	If a Restrictive Legend Event has occurred and, in the opinion of the Company after consultation with legal counsel, no exemption from the registration requirements is available, then this Warrant shall only be exercisable on a cashless basis as set forth in Section 1(d). Promptly upon the occurrence of a Restrictive Legend Event, an authorized officer of the Company shall provide a written certification to the effect set forth in the immediately preceding sentence to the Holder. Notwithstanding anything herein to the contrary, the Company shall not be required to make any cash payments to the Holder in lieu of issuance of the Warrant Shares. The Company shall give prompt written notice to the Holder of any cessation of a Restrictive Legend Event (the “Re-Effectiveness Notice”).

(d)	Cashless Exercise. Notwithstanding the requirements in Section 1(a) for the Holder to tender the Aggregate Exercise Price upon tendering the Exercise Delivery Documents, at any time on or after the earlier of the first anniversary of the Issuance Date or upon the occurrence of a Restrictive Legend Event, the Holder may elect to exercise the Warrant on a cashless basis by delivering a properly endorsed Exercise Notice, and the Company shall thereupon issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y (B – A)

B

Where:

X =	the number of shares of Common Stock to be issued to the Holder

Y =	the number of shares of Common Stock purchasable upon exercise in full of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised.

A =	the Exercise Price.

B =	Closing Sale Price or, if not applicable, then the Closing Bid Price, in each case as of the Trading Day prior to the delivery of the Exercise Notice.

(e)	Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed.

(f)	Limitations on Exercises; Beneficial Ownership. The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person’s affiliates) would beneficially own in excess of 9.999% (the “Maximum Percentage”), of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 19.999% specified in such notice; provided, that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of Warrants.

2.	ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)	Adjustment upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)	Other Events. If any event occurs of the type contemplated by the provisions of Section 2(a) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features to all holders of Common Stock for no consideration), then the Company’s Board of Directors will in good faith make an adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder.

3.	RIGHTS UPON DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to all holders of shares of Common Stock for no consideration, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:

(a)	any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Closing Bid Price of the shares of Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the Closing Bid Price of the shares of Common Stock on the Trading Day immediately preceding such record date; and

(b)	the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided that in the event that the Distribution is of shares of Common Stock (or common stock) (“Other Shares of Common Stock”) of a company whose common shares are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Shares of Common Stock in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of Warrant Shares calculated in accordance with the first part of this paragraph (b).

4.	FUNDAMENTAL TRANSACTIONS.

(a)	Purchase Rights. Except as set forth in Section 2 above, if at any time the Company grants or issues for no consideration any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b)

Fundamental Transactions; Parent Entities. It shall be a condition to the Company’s entry into a Fundamental Transaction that (i) if the Successor Entity is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market, the Successor Entity assumes in writing (or remains bound by) all of the obligations of the Company under this

Warrant, including agreements (if necessary) to deliver to each holder of Warrants in exchange for such Warrants a written instrument issued by the Successor Entity substantially similar in form and substance to this Warrant, including, without limitation, an exercise price equal to the value for the shares of Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, (ii) if the Successor Entity is not a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market, the Successor assumes in writing (or remains bound by) all of the obligations of the Company under this Warrant pursuant to written agreements, including (if necessary) agreements to deliver to each holder of Warrants in exchange for such Warrants a written instrument issued by the Successor Entity substantially similar in form and substance to this Warrant exercisable for the consideration that would have been issuable in the Fundamental Transaction in respect of the Warrant Shares had this Warrant been exercised immediately prior to the consummation of the Fundamental Transaction, and (iii) the Company shall provide a notice to the Holder at least ten (10) Trading Days prior to the expected closing date of such Fundamental Transaction. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the exercise of this Warrant. In the event that any person becomes a Parent Entity of the Company, such person shall assume all of the obligations of the Company under this Warrant with the same effect as if such person had been named as the Company herein.

(c)	In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities, cash, or other assets or property with respect to or in exchange for shares of Common Stock, the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon exercise of this Warrant after the consummation of the Fundamental Transaction, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrant been exercised immediately prior to such Fundamental Transaction.

5.	NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, 100% of the number of shares of Common Stock issuable upon exercise of this Warrant then outstanding (without regard to any limitations on exercise).

6.

WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such

Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

7.	REISSUANCE OF WARRANTS.

(a)	Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company together with such other information, documents and instruments related to such transfer that the Company shall reasonably request, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b)	Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)	Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

(d)	Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8.	NOTICES. All notices and other communications from the Company to the Holder in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the address set forth on the signature page of the Subscription Agreement. All notices and other communications from the Holder to the Company in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the Company at its principal office. All such notices and communications shall be deemed delivered one business day after being sent via a reputable international overnight courier service guaranteeing next business day delivery. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore.

9.	TRANSFER AGENT FEES. The Company shall pay all fees of its transfer agent in connection with the transactions contemplated by this Agreement, the exercise of the Warrants and the issuance of the Warrant Shares.

10.	AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any action herein required to be performed by it, only if the Company has obtained the prior written consent of the Holder.

11.	GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.

12.	CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

13.	REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.

14.	TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

15.	CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)	“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(b)	“Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Pink Markets, Inc. (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as determined in good faith by the Board of Directors of the Company. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(c)	“Common Stock” means (i) the Company’s shares of Common Stock, par value $0.0001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(d)	“Eligible Market” means the Principal Market, The New York Stock Exchange, Inc., The NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Capital Market or the Toronto Stock Exchange.

(e)	“Expiration Date” means the fifth (5th) anniversary of the Exercisability Date, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(f)	“Fundamental Transaction” means one or more related transactions in which, (i) the Company consolidates or merges with or into (whether or not the Company is the surviving corporation) another Person, or (ii) the Company sells, assigns, transfers, conveys, exclusively licenses or otherwise disposes of all or substantially all of the properties or assets of the Company to another Person, or (iii) the Company consummates a stock sale to, or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with, another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (iv) the Company reorganizes, recapitalizes or reclassifies its Common Stock, or (v) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

(g)	“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(h)	“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(i)	“Principal Market” means The NASDAQ Global Market.

(j)	“Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(k)	“Trading Day” means any day on which the Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded; provided that “Trading Day” shall not include any day on which the Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

ONCOTHYREON INC.

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT TO PURCHASE COMMON STOCK

ONCOTHYREON INC.

The undersigned holder hereby exercises the right to purchase             of the shares of Common Stock (“Warrant Shares”) of Oncothyreon Inc., a Delaware corporation (the “Company”), evidenced by the below-referenced Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.	Payment of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as (check one):

☐	Cash Exercise under Section 1(a).

☐	Cashless Exercise under Section 1(d).

2.	If the Holder has elected a Cash Exercise, the holder shall pay the Aggregate Exercise Price in the sum of $ in cash to the Company in accordance with the terms of the Warrant.

3.	Delivery of Warrant Shares. The Company shall deliver to the holder Warrant Shares in accordance with the terms of the Warrant.

Date:              ,

Name of Registered Holder

By:

Name:

Title:

Warrant No.

Issuance Date:

EXHIBIT B

TO BE COMPLETED BY INVESTOR

DWAC SETTLEMENT

Delivery by electronic book-entry at The Depository Trust Company (“DTC”), registered in the Investor’s name and address as set forth on the signature page of the Agreement to which this Exhibit B is attached, and released by Computershare Trust Company, N.A., the Company’s transfer agent (the “Transfer Agent”), to the Investor at the Closing.

Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

DTC Participant Number:

Name of Account at DTC Participant being credited with the Shares:

Account Number at DTC Participant being credited with the Shares:

NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THE AGREEMENT TO WHICH THIS EXHIBIT B IS ATTACHED BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)	DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES ARE MAINTAINED TO SET UP A DEPOSIT/WITHDRAWAL AT CUSTODIAN (“DWAC”) ON THE CLOSING DATE INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE SHARES, AND

(II)	REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SECURITIES BEING PURCHASED BY THE INVESTOR TO THE FOLLOWING ACCOUNT: